                                       Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Form S-8 No. 33-16124, Form S-8 No. 33-27064, Form S-8 No. 33-37985,
Form S-8 No. 33-50870, and Form S-8 No. 33-86586) of our report dated April 16, 1993, with respect to the consolidated financial statements and schedule of Smith Environmental Technologies Corporation for the year ended February 28, 1993, included in the Transition report on Form 10-K for the seven months ended September 30, 1995, filed with the Securities and Exchange Commission.





                                                              BDO SEIDMAN, LLP

Kalamazoo, Michigan
December 22, 1995